UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2022

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Corvus Gold Inc.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-39437	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia, Canada	V6C 1G8
(Address of Principal Executive Offices)	(Zip Code)

(604) 638-3246

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 6, 2022, Corvus Gold Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its shareholders and optionholders (collectively, the “Securityholders”). The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement/management information circular on Schedule 14A, as filed with the Commission on November 26, 2021. A total of 81,896,879 common shares of the Company (“Common Shares”), representing approximately 64.48% of the issued and outstanding Common Shares as at the record date of November 22, 2021 (the “Record Date”), and 11,948,500 options of the Company (the “Options”), representing approximately 99.53% of the issued and outstanding Options as at the Record Date, were voted at the Special Meeting either in person or represented by proxy.

Proposal One– Arrangement Resolution

By a resolution passed on a ballot, the resolution (the “Arrangement Resolution”) approving the plan of arrangement (the “Arrangement”) between the Company, 1323606 B.C. Unlimited Liability Company and AngloGold Ashanti Holdings plc. was approved by (i) approximately 99.45% of the Common Shares voted at the Special Meeting (including those held by the AGA Group); (ii) approximately 99.52% of the Common Shares and Options voted at the Special Meeting, voting together as a class (including those held by the AGA Group); and (iii) approximately 99.12% of the Common Shares voted at the Special Meeting, after excluding votes from certain shareholders, including the AGA Group, as required under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (the “Disinterested Stockholder Approval”).

The results of the voting on this matter were as follows:

Common Shares:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
81,447,843	431,106	17,930	0

Common Shares and Options:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
93,396,343	431,106	17,930	0

Disinterested Stockholder Approval:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
50,587,890*	431,106	17,930	0

* - 30,859,953 Common Shares excluded

Proposal Two – Golden Parachute Proposal

By a resolution passed on a ballot, the resolution to approve on a non-binding, advisory basis, the compensation arrangements for the Company’s named executive officers in connection with the Arrangement was passed.

The results of the voting on this matter was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
81,159,238	659,465	78,176	0

Proposal Three – Adjournment Proposal

A quorum being present at the Special Meeting and all matters having passed, the resolution to adjourn the Special Meeting to a later date, not being necessary, was not put before the Securityholders for a vote.

Item 7.01. Regulation FD Disclosure.

On January 6, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Name

99.1	Press Release dated January 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Gold Inc.

Date: January 7, 2022	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer